Exhibit 10.3

Amendment No 2 to the
 IMAGISTICS INTERNATIONAL INC.
2001 Stock Plan

     In connection with the transactions contemplated by, and pursuant to the provisions of, Section 5.7(a) of Agreement and Plan of Merger, dated as of September 15, 2005, by and among Imagistics International Inc., Océ N.V. and Orange Merger Corp. (the “Merger Agreement”), the Imagistics International Inc. 2001 Stock Plan (the “Plan”) is hereby amended as follows effective as of October 11, 2005, subject to the consummation of the transactions contemplated by the Merger Agreement:

     1.       Section 16 of the Plan is hereby amended by inserting therein the following definitions:

     (ee) “Authorized Officer” means each of the Chief Financial Officer, the Chief Human Resources Officer, and the Vice President, General Counsel and Secretary and such other officers of the Company as any of the foregoing may designate in writing.

     (ff) “Effective Time” has the meaning set forth in the Merger Agreement.

     (gg) “Merger Agreement” means that Agreement and Plan of Merger, dated as of September 15, 2005, by and among Imagistics International Inc., Océ N.V. and Orange Merger Corp.

     (hh) “Offer Price” has the meaning set forth in the Merger Agreement.

     (ii) “Option Cancellation Agreement” means an agreement substantially in the form set forth as Exhibit A to the Merger Agreement.

     (jj) “Outstanding Options” means each Option previously granted hereunder that is outstanding immediately prior to the Effective Time.

     2.        Section 14. Special Merger Provisions.

     (a) Notwithstanding anything herein to the contrary, each Outstanding Option shall be 100% vested and fully exercisable.

     (b) Effective as of the Effective Time each Outstanding Option shall be cancelled and each holder thereof who delivers to the Company a duly executed Option Cancellation Agreement shall be entitled to receive from the Company an amount of cash equal to the product of the following: (i) the excess, if any, of (x) the Offer Price over (y) the exercise price per share of the Shares subject to such Outstanding Option, multiplied by (ii) the number of Shares issuable pursuant to the unexercised portion of such Outstanding Option, less applicable withholdings.

     (c) The Plan shall be suspended effective immediately following the Effective Time and no Option shall thereafter be granted or exercised under the Plan.

     (d) Each Authorized Officer shall be authorized under the Plan to take such actions and execute such documents as may be necessary or appropriate to implement this Section 14.